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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-51548, 333-57180, 333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-104488) and on Forms S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261, 333-95595, 333-107488, 333-107489 and 333-113943) of Tyco International Ltd. and subsidiaries (the "Company") of (i) our report dated December 8, 2006 (April 19, 2007 as to the effects of the restatement for income taxes and reclassifications for the discontinued operations of Aguas Industriales de Jose, C.A. discussed in Notes 1, 3 and 28), relating to the consolidated financial statements and financial statement schedule as of and for each of the three years in the period ended September 29, 2006, (which report expresses an unqualified opinion and includes explanatory paragraphs referring to a) the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, Share—Based Payment, and Financial Accounting Standards Board ("FASB") Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143, b) the Company's change in the measurement date of its pension and post retirement plans from September 30 to August 31 in 2005 and c) the restatement of the consolidated financial statements), and (ii) our report dated December 8, 2006 (April 19, 2007 as to the effects of the material weakness discussed in Management's Report on Internal Control over Financial Reporting (as revised)), relating to management's report on the effectiveness of internal control over financial reporting, which report expresses an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness, appearing in this Annual Report on Form 10-K/A of Tyco International Ltd. for the year ended September 29, 2006.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York
April 19, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM